Exhibit 99.1

Solid Power Announces $50 Million Share Repurchase Authorization

LOUISVILLE, Colo., January 23, 2024 – Solid Power, Inc. ("Solid Power") (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced that its Board of Directors has authorized the repurchase of up to $50 million of the company’s common stock.

“This program is a reflection of our strong cash position and commitment to creating shareholder value,” said John Van Scoter, President and Chief Executive Officer of Solid Power, Inc. “It is driven by our view that Solid Power’s shares are undervalued and demonstrates confidence in our progress. We believe that with our unique capital-light business model, we can opportunistically buy back shares while continuing to drive technology development.”

Repurchases may be made at management’s discretion from time to time on the open market or through privately negotiated transactions. The repurchase program expires December 31, 2025, may be suspended for periods or discontinued at any time, and does not obligate the Company to acquire any amount of shares.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future and statements relating to Solid Power’s plans regarding share repurchases. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to commercialize our technology in advance of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate, execute, and perform on our agreements on commercially reasonable terms; (iv) rollout of our business plan and the timing of expected business milestones; (v) delays in the construction and operation of production facilities; (vi) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (vii) broad market adoption of EVs and other technologies where we are able to deploy our cell technology and electrolyte material, if developed successfully; (viii) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (ix) risks and potential disruptions related to management and board of directors transitions; (x) changes in applicable laws or regulations; (xi) risks related to technology systems and security breaches; (xii) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xiii) risks relating to our status as a research and development stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xiv) the termination or reduction of government clean energy and electric vehicle incentives; (xv) changes in domestic and foreign business, market, financial, political and legal conditions; and (xvi) our ability to implement our plans regarding share repurchases. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other documents filed by Solid Power from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

Website: www.solidpowerbattery.com

Source: Solid Power, Inc.